UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
DARWIN PROFESSIONAL UNDERWRITERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	03-0510450

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

9 Farm Springs Road, Farmington, Connecticut	06032

(Address of principal executive offices)	(Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-132355 (if applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.01 per share	NYSE Arca, Inc.
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered.
     For a description of the common stock, par value $0.01 per share, of Darwin Professional Underwriters, Inc. (the “REGISTRANT”) to be registered hereunder (the “SECURITIES”), reference is made to the information set forth under the caption “Description of Capital Stock” in the prospectus that constitutes a part of the Registrant’s registration statement on Form S-1 originally filed on March 10, 2006 (the “INITIAL S-1”) with the Securities and Exchange Commission (the “SEC”) (File No. 333-132355), as amended on April 17, 2006, May 3, 2006, May 8, 2006, and May 16, 2006, respectively, and as may be further amended from time to time, which information is incorporated by reference herein. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act which includes a description of the Securities to be registered hereunder shall also be deemed to be incorporated by reference herein.
Item 2. Exhibits.
     The following exhibits are filed as part of this registration statement or incorporated herein by reference as indicated below:

Exhibit No.	Exhibit Description

3.1.1	Certificate of Incorporation of the Registrant. (Incorporated by reference to Exhibit 3.1.1 to Amendment No. 4 to the Initial S-1 filed with the SEC on May 16, 2006).
3.1.2	Certificate of Amendment to Certificate of Incorporation of the Registrant dated November 30, 2005. (Incorporated by reference to Exhibit 3.1.2 to Amendment No. 4 to the Initial S-1 filed with the SEC on May 16, 2006).
3.1.3	Certificate of Amendment to Certificate of Incorporation of the Registrant dated May 15, 2006. (Incorporated by reference to Exhibit 3.1.3 to Amendment No. 4 to the Initial S-1 filed with the SEC on May 16, 2006).
3.1.4	Form of Amended and Restated Certificate of Incorporation (to be effective upon the completion of the Registrant’s initial public offering). (Incorporated by reference to Exhibit 3.1.4 to Amendment No. 4 to the Initial S-1 filed with the SEC on May 16, 2006).
3.2	Amended and Restated By-laws. (Incorporated by reference to Exhibit 3.2 to Amendment No. 4 to the Initial S-1 filed with the SEC on May 16, 2006).
4.1	Specimen Stock Certificate. (Incorporated by reference to Exhibit 4.1 to Amendment No. 4 to the Initial S-1 filed with the SEC on May 16, 2006).
4.2	Form of Registration Rights Agreement by and between the Registrant and Alleghany Insurance Holdings LLC. (Incorporated by reference to Exhibit 4.2 to Amendment No. 4 to the Initial S-1 filed with the SEC on May 16, 2006).
4.3	Form of Master Agreement by and between the Registrant and Alleghany Corporation. (Incorporated by reference to Exhibit 4.3 to Amendment No. 4 to the Initial S-1 filed with the SEC on May 16, 2006).

SIGNATURE
     Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DARWIN PROFESSIONAL UNDERWRITERS, INC.
By:	/s/ STEPHEN J. SILLS
Name:	Stephen J. Sills
Title:	President, Chief Executive Officer and Chairman of the Board of Directors

Date: May 16, 2006